Exhibit 99(b)



                            FIRST COASTAL CORPORATION
                             SUBSCRIPTION ORDER FORM

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING (THE "RIGHTS OFFERING") ARE SET FORTH IN THE PROSPECTUS RELATING TO THE OFFERING (THE "OFFERING") OF
750,000 SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "SHARES"), OF FIRST COASTAL CORPORATION (THE "COMPANY") DATED ______________, 1996 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE
PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY OR FIRST ALBANY CORPORATION (AS DISCUSSED BELOW). CAPITALIZED TERMS USED HEREIN, AND NOT OTHERWISE DEFINED, SHALL HAVE THEIR RESPECTIVE DEFINED MEANINGS AS SET FORTH IN THE PROSPECTUS. ALL RECORD DATE HOLDERS ARE URGED TO READ THE PROSPECTUS CAREFULLY.

         THIS SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY CHEMICAL MELLON SHAREHOLDER SERVICES (THE "SUBSCRIPTION AGENT"), AT AN ADDRESS SPECIFIED BELOW, WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON _________________, 1996, UNLESS EXTENDED BY THE COMPANY, IN ITS SOLE DISCRETION, FROM TIME TO TIME TO A DATE NOT LATER THAN 5:00 P.M., EASTERN TIME, ON _________________, 1996 (THE "EXPIRATION DATE"). THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY PURPORTED EXERCISE OF RIGHTS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO THAT SUBSCRIPTION WERE SENT. AFTER THE EXPIRATION DATE, THE RIGHTS WILL NO LONGER BE EXERCISABLE.

      SUBSCRIPTIONS FOR SHARES WHICH ARE RECEIVED BY THE SUBSCRIPTION AGENT
                  FROM RECORD DATE HOLDERS MAY NOT BE REVOKED.

         The registered Record Date Holder whose name is inscribed hereon is entitled to subscribe for the number of Shares for each right evidenced above upon the terms and subject to the conditions set forth in the Prospectus and the instructions relating hereto.

         THE METHOD OF DELIVERY OF SUBSCRIPTION ORDER FORMS AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF RECORD DATE HOLDERS. IF SUBSCRIPTION ORDER FORMS AND PAYMENTS ARE SENT BY MAIL, RECORD DATE HOLDERS ARE URGED TO SEND SUCH MATERIALS BY CERTIFIED MAIL AND ARE URGED TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE.

         The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or direction of regulatory authorities.

         Certificates or order confirmations representing Shares purchased will be delivered to Record Date Holders as soon as practicable after the Expiration Date and after all prorations and reductions contemplated by the terms of the Offering have been effected. If the Offering has not been consummated within 30 days following the Expiration Date, the Offering will be terminated and all amounts submitted by Record Date Holders will be returned without interest.

         Purchases of shares of Common Stock of the Company, including purchases pursuant to the Rights Offering, are subject to certain limitations. See the Prospectus under "The Offering -- Limitations on Purchase of Stock" and "Description of Capital Stock."

         Subscriptions to purchase Shares in the Rights Offering may be made by properly completing and executing this Subscription Order Form and by delivering it to the Subscription Agent with payment in full on or before the Expiration Date. Any questions or requests for assistance concerning the method of exercising rights, submissions of Subscription Order Forms or requests for additional copies of the Prospectus should, be directed to Dennis D. Byrd, Treasurer of the Company, at (207) 774-5000, or John H. Howland, Vice President of First Albany Corporation, at (617) 228-3076.

IMPORTANT: Complete the appropriate sections of this Subscription Order Form and, if applicable, delivery instructions, and SIGN AND DATE.

                      SUBSCRIPTION PRICE: $______ PER SHARE

         The instructions accompanying this Subscription Order Form should be read carefully and followed in detail. SUBSCRIPTION ORDER FORMS SHOULD BE SENT WITH PAYMENT TO THE SUBSCRIPTION AGENT. DO NOT SEND SUBSCRIPTION ORDER FORMS TO THE COMPANY.

PART 1 -- EXERCISES AND SUBSCRIPTION FOR SHARES IN THE RIGHTS OFFERING.

         The undersigned hereby irrevocably exercises one or more whole rights to subscribe for Shares as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which hereby is acknowledged. No fractional rights have been issued and no fractional rights may be exercised.

    (a) Number  of  Shares   subscribed   for  pursuant  to
        Stockholder Subscription Privilege:                       ______________

    (b) Aggregate  Subscription  Price (number of Shares on
        line (a)  multiplied by the  Subscription  Price of
        $______):(1)
                                                                 $______________
__________________
     1 If an exercising Record Date Holder does not indicate the number of rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of rights that the Record Date Holder indicates are being exercised, then the Record Date Holder will be deemed to have exercised the Stockholder Subscription Privilege with respect to the maximum number of rights exercisable by the Record Date Holder that may be exercised for the aggregate payment delivered by the Record Date Holder (subject to reduction to comply with certain limitations on the purchase of the Company's Common Stock or the conditions of the Offering). Any amount remaining after application of the foregoing procedures will be returned to the Record Date Holder promptly by mail without interest or deduction.

PART 2 -- METHOD OF PAYMENT.

         Payment may be made to the Subscription Agent only (i) by check or cashier's check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to Chemical Mellon Shareholder Services, as Subscription Agent, or (ii) by wire transfer of funds to the account maintained by the Subscription Agent for the purpose of accepting subscriptions at ___________, ABA number ________, account number _________, Attn:
_______________. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank or of any postal, telegraphic or express money order or
(iii) receipt of collected funds in the Subscription Agent's account designated above. FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RECORD DATE HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         All funds received in payment of the Subscription Price will be held by the Subscription Agent and invested at the direction of the Company in short-term certificates of deposit, short-term obligations of the United States or any state or agency thereof or money market mutual funds investing in the foregoing instruments. The account in which such funds will be held may not be insured by the FDIC. Any interest earned on such funds will be retained by the Company and will not be returned to the Record Date Holders or otherwise applied to their purchase of Shares.

         THIS SUBSCRIPTION ORDER FORM, TOGETHER WITH THE PAYMENT OF THE SUBSCRIPTION PRICE, MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS FOLLOWS:

         If by regular mail:         c/o  Chemical Mellon Shareholder Services
                                     Post Office Box 845
                                     Midtown Station
                                     New York, New York 10018

         If by overnight courier:    c/o  Chemical Mellon Shareholder Services
                                     85 Challenger Road
                                     Overpeck Centre
                                     Ridgefield Park, New Jersey 07660

         If by hand:                 c/o  Chemical Mellon Shareholder Services
                                     120 Broadway, 13th Floor
                                     New York, New York

         The Subscription Agent's toll free telephone number is (800) 777-3674.

         If a Record Date Holder wishes to exercise rights, but time will not permit such Record Date Holder to cause the Subscription Order Form to reach the Subscription Agent prior to the Expiration Date, such rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

         (i) the Record Date Holder has caused payment in full in good funds of the Subscription Price for each Share being subscribed for to be received (in the manner set forth above) by the Subscription Agent at or prior to the Expiration Date;

         (ii) the Subscription Agent receives, at or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions as to Use of Subscription Order Form (the "Instructions") distributed with this Subscription Order Form, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States, stating the name of the exercising Record Date Holder, the number of Shares being subscribed for by the Record Date Holder, and guaranteeing the delivery to the Subscription Agent of a Subscription Order Form within five (5) business days of the Subscription Agent's receipt of such Notice of Guaranteed Delivery; and

         (iii) the Subscription Agent receives the properly completed Subscription Order Form with any signatures guaranteed as required, within five
(5) business days of the Subscription Agent's receipt of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Order Forms at the addresses set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (telecopier no. (___) ___________). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from Dennis D. Byrd, Treasurer of the Company, or from John H. Howland, Vice President of First Albany Corporation.

PART 3 - STOCK REGISTRATION.

________________________________________________________________________________
Name(s) in which your stock is to be registered                 Number of Shares

Social Security Number or Tax Identification Number_____________________________


________________________________________________________________________________
Name(s) in which your stock is to be registered                 Number of Shares

Social Security Number or Tax Identification Number

________________________________________________________________________________
Address

________________________________________________________________________________
City                            State                                  Zip Code

         Indicate below the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and write in such ownership, such as, for example, corporate, trust or estate. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.

         _____ Individual                   _____ Uniform Gifts to Minors
         _____ Tenants in Common            _____ Joint Tenants
         _____ Other ____________________________________________________



PART 4 -- SPECIAL DELIVERY INSTRUCTIONS.

         To be completed ONLY if certificate representing the common stock is to be sent to an address other than that of the registered holder.

         Mail and deliver to:

         Name:        _________________________________________________________
                                           (Please Print)

         Address:     _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________
                                         (Include Zip Code)

                      _________________________________________________________
                         (Social Security Number or Tax Identification Number)

PART 5 -- SIGNATURE AND ACKNOWLEDGMENT.

         Unless this Subscription Order Form (i) provides that the Shares to be issued pursuant to the exercise of the Rights represented hereby are to be issued to the holder of such rights or (ii) is submitted for the account of an Eligible Institution (as defined below), signatures on this Subscription Order Form must be guaranteed by a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association participating in a medallion guarantor program. An "Eligible Institution" for this purpose is a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust corporation having an office or correspondent in the United States.

                              IMPORTANT: SIGN HERE

         The undersigned hereby irrevocably subscribes for Shares in the Rights Offering as indicated herein, on the terms and subject to the conditions specified in the Prospectus, receipt of which hereby is acknowledged.

________________________________________      __________________________________
             (Print Name)                                 (Print Name)

________________________________________      __________________________________
    (Signature(s) of Subscriber(s))                      (Subscriber(s))

Dated:  _________________________, 1996

(If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information.)

Name(s)________________________________________________________________________
                                         (Please Print)

Capacity (Full Title)__________________________________________________________

Address________________________________________________________________________
                                      (Including Zip Code)

Social Security Number or Tax Identification Number____________________________

                            INSTRUCTIONS AS TO USE OF
                            SUBSCRIPTION ORDER FORMS
                           __________________________

           IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS
                OR IF YOU REQUIRE ASSISTANCE OR ADDITIONAL COPIES
                OF THE PROSPECTUS, PLEASE CONTACT DENNIS D. BYRD,
                  TREASURER OF THE COMPANY, AT (207) 774-5000, OR
                       JOHN H. HOWLAND, VICE PRESIDENT OF
                  FIRST ALBANY CORPORATION, AT (617)228-3076.

         The following instructions relate to the Rights Offering (the "Rights Offering") by First Coastal Corporation, a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $1.00 per share, as described in the Company's Prospectus dated __________ __, 1996 (the "Prospectus"). The shares being offered in the Rights Offering (the "Shares") are being offered to holders of record ("Record Date Holders") of Common Stock of the Company at the close of business on __________ __, 1996 (the "Record Date") in proportion to their respective ownership of Common Stock of the Company then outstanding. Each Record Date Holder has received one nontransferable right (the "Right" or "Rights") for each ____ shares of Common Stock of the Company held of record on the Record Date (the "Stockholder Subscription Privilege"), and each Right entitles the holder thereof to subscribe for one Share of Common Stock of the Company at a price of $______ per share (the "Subscription Price"). The Stockholder Subscription Privilege is not transferable. The Subscription Price is payable as described below. See "The Offering" in the Prospectus.

         SUBSCRIPTION ORDER FORMS MUST BE RECEIVED BY CHEMICAL MELLON SHAREHOLDER SERVICES (THE "SUBSCRIPTION AGENT"), AT AN ADDRESS SPECIFIED BELOW, WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON _________________, 1996, UNLESS EXTENDED BY THE COMPANY, IN ITS SOLE DISCRETION, FROM TIME TO TIME TO A DATE NOT LATER THAN 5:00 P.M., EASTERN TIME, ON _________________, 1996 (THE "EXPIRATION DATE"). THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY PURPORTED EXERCISE OF RIGHTS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO THAT EXERCISE WERE SENT. AFTER THE EXPIRATION DATE, THE RIGHTS WILL NO LONGER BE EXERCISABLE.

         The number of Rights to which you are entitled is printed on your Subscription Order Form. You may exercise your Rights by properly completing and signing the Subscription Order Form and by delivering it to the Subscription Agent with payment in full on or before the Expiration Date.

         The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or direction of regulatory authorities.

1.       Subscription Privileges.

         To Exercise Rights. To exercise your Rights, properly complete and sign your Subscription Order Form, with any signatures guaranteed as required, and send it to the Subscription Agent with payment in full of the Subscription Price for each Share subscribed for pursuant to the Stockholder Subscription Privilege.

         Payment. Payment may be made to the Subscription Agent only (i) by check or cashier's check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to Chemical Mellon Shareholder Services, as Subscription Agent, or (ii) by wire transfer of funds to the account maintained by the Subscription Agent for the purpose of accepting subscriptions at ___________, ABA number ________, account number _________,
Attn: _______________. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE

AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RECORD DATE HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         All funds received in payment of the Subscription Price will be held by the Subscription Agent and invested at the direction of the Company in short-term certificates of deposit, short-term obligations of the United States or any state or agency thereof or money market mutual funds investing in the foregoing instruments. The account in which such funds will be held may not be insured by the Federal Deposit Insurance Corporation. Any interest earned on such funds will be retained by the Company and will not be returned to the Record Date Holders, or otherwise applied to their purchase of Shares.

         If an exercising Record Date Holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of Rights that the Record Date Holder indicates are being exercised, then the Record Date Holder will be deemed to have exercised the Stockholder Subscription Privilege with respect to the maximum number of Rights exercisable by the Record Date Holder that may be exercised for the aggregate payment delivered by the Record Date Holder (subject to reduction to comply with certain limitations on the purchase of the Company's Common Stock or the conditions of the Offering). Any amount remaining after application of the foregoing procedures will be returned to the Record Date Holder promptly by mail without interest or deduction.

         If a Record Date Holder wishes to exercise Rights, but time will not permit such Record Date Holder to cause the Subscription Order Form to reach the Subscription Agent prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

         (i) the Record Date Holder has caused payment in full in good funds of the Subscription Price for each Share being subscribed for to be received (in the manner set forth above) by the Subscription Agent at or prior to the Expiration Date;

         (ii) the Subscription Agent receives, at or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with these Instructions as to Use of Subscription Order Forms (the "Instructions") distributed with the Subscription Order Form, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States, stating the name of the exercising Record Date Holder, the number of Shares being subscribed for by the Record Date Holder, and guaranteeing the delivery to the Subscription Agent of the Subscription Order Form within five (5) business days of the Subscription Agent's receipt of such Notice of Guaranteed Delivery; and

         (iii) the Subscription Agent receives the properly completed Subscription Order Form with any signatures guaranteed as required, within five
(5) business days of the Subscription Agent's receipt of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Order Forms at the addresses set forth below, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (telecopier no. (___) ___________). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from Dennis D. Byrd, Treasurer of the Company, or from John H. Howland, Vice President of First Albany Corporation.

         Limitation on Stockholder Subscription Privilege. Purchases of shares of Common Stock of the Company, including purchases pursuant to the Rights
Offering, are subject to certain limitations. See the Prospectus under "The Offering -- Limitations on Purchase of Stock" and "Description of Capital Stock."

2.       The Subscription Agent.

         The addresses and telephone number of the Subscription Agent are as follows:

If by regular mail:                 c/o  Chemical Mellon Shareholder Services
                                    Post Office Box 845
                                    Midtown Station
                                    New York, New York 10018

If by overnight courier:            c/o  Chemical Mellon Shareholder Services
                                    85 Challenger Road
                                    Overpeck Centre
                                    Ridgefield Park, New Jersey 07660

If by hand:                         c/o  Chemical Mellon Shareholder Services
                                    120 Broadway, 13th Floor
                                    New York, New York

The Subscription Agent's toll free telephone number is (800) 777-3674.

3.       Issuance and Delivery of Stock Certificate(s), Etc.

         Certificates or order confirmations representing Shares purchased will be delivered to Record Date Holders as soon as practicable after the Expiration Date and after all prorations and reductions contemplated by the terms of the Offering have been effected. If the Offering has not been consummated within 30 days following the Expiration Date, the Offering will be terminated and all amounts submitted by Record Date Holders will be returned without interest.

4.       Signatures.

         Execution by Record Date Holder. The signature on the Subscription Order Form must correspond with the name of the Record Date Holder exactly as it appears on the face of the Subscription Order Form without any alteration or change whatsoever.

         Execution by Person Other than Record Date Holder. Persons who sign the Subscription Order Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act. Any other persons who sign the Subscription Order Form must present to the Subscription Agent satisfactory evidence of their authority to execute the Subscription Order Form unless, for good cause, the Company dispenses with proof of authority.

         Guaranteed Signatures. Unless a Subscription Order Form (i) provides that the Shares to be issued pursuant to the exercise of the Rights represented thereby are to be issued to the holder of such Rights or (ii) is submitted for the account of an Eligible Institution (as defined below), signatures on each Subscription Order Form must be guaranteed by a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association participating in a medallion guarantor program. An "Eligible Institution" for this purpose is a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust corporation having an office or correspondent in the United States.

5.       Method of Delivery.

         The method of delivery of Subscription Order Forms and payment of the Subscription Price to the Subscription Agent will be at the election and risk of Record Date Holders. If Subscription Order Forms and payments are sent by mail, Record Date Holders are urged to send such materials by certified mail and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date.

6.       Irregularities.

         All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscription Order Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Order Forms or incur any liability for failure to give such notification. The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or discretion of regulatory authorities. See the Prospectus under "The Offering -- Limitations on Purchase of Stock."

                                                                   Exhibit 99(c)